Exhibit T3F
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF                     , 2007

TRUST INDENTURE		INDENTURE
ACT SECTION		SECTION

Section 310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(5)	6.9
	(b)	6.7, 6.10
Section 311	(a)	6.13
	(b)	6.13
Section 312	(a)	7.1
	(b)	7.2
	(c)	7.2
Section 313	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
Section 314	(a)(1)	7.4
	(a)(2)	7.4
	(a)(3)	7.4
	(a)(4)	10.19
	(b)	14.3
	(c)(1)	1.3
	(c)(2)	1.3
	(c)(3)	14.2
	(d)	14.2
	(e)	1.3
Section 315	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1, 6.3
	(e)	5.14
Section 316	(a)	(last sentence)1.1 (“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(b)	5.8
	(c)	1.5
Section 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
Section 318	(a)	1.8
Note:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.